Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	September 14, 2022
BUTLER NATIONAL CORPORATION ANNOUNCES First QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, September 14, 2022, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the first quarter fiscal 2023 ended July 31, 2022.  In conjunction with the release, the Company has scheduled a conference call Friday, September 16, 2022 at 10:00 AM Central Daylight Time.

What: Butler National Corporation First Quarter Fiscal 2023 Financial Results Conference Call

When: Friday, September 16, 2022 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 800-550-7966. Code: 565 658.  Conference call participants should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the first quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2023.

Historical selected financial data related to all operations:
	Quarter Ended July 31		Quarter Ended Ended April 30
	(In thousands)		(In thousands)
	2022	2021	2022	2021
Revenue	$15,304	$17,745	$18,104	$17,908
Operating Income (Loss)	$1,625	$4,022	$2,962	$2,217
Net Income (Loss)	$431	$2,906	$1,628	$624
Total Assets	$103,966	$101,503	$100,809	$101,921
Long-term obligations	$45,611	$41,955	$46,310	$42,975
Stockholders' Equity	$41,747	$46,305	$40,834	$41,379
Weighted Average Shares - Diluted	76,456	75,367	75,255	74,027
Earnings (Loss) Per Share	$0.01	$0.04	$0.02	$0.01
New Product Research and Development Cost	$631	$326	$500	$941

Management Comments

“The quarter-ended July 31, 2022, was a challenging beginning to fiscal year 2023. Both the Professional Services and Aerospace Products segments experienced decreases in revenue. Revenue decreased 14% to $15.3 million in the three months ended July 31, 2022, as compared to $17.7 million in the three months ended July 31, 2021. The decrease in revenue reflects a decrease of 25% in Aerospace Products revenue and a decrease of 4% in Professional Services revenue. We experienced supply chain shortages in Aerospace Products that resulted in some deliveries shifting from first quarter into early second quarter. Our engineering team resolved these challenges with solutions that will reduce the supply chain issues and provide a solid foundation to deliver future orders. Our Aerospace Products segment continues to focus on growth in international markets, solutions for regulatory mandates and the development of new Federal Aviation Administration supplemental type certificates (“STCs”).

First quarter fiscal 2023 net income was $431 compared to a net income of $2.9 million in the first quarter fiscal 2022. First quarter fiscal 2023 operating margin was 11% compared to 23% in first quarter fiscal 2022. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

During the three months ending July 31, 2022, we invested approximately $631,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the remainder of fiscal 2023. Our cash position increased $2.3 million during the first quarter and backlog remains strong at $23.0 million. Working with our contracted entities, we have brought online sports wagering to Kansans on behalf of the Kansas Lottery. We plan on opening our temporary retail sportsbook at Boot Hill Casino & Resort in the coming weeks. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We are focused on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue decreased 4% for the three months ended July 31, 2022 to $9.0 million compared to $9.3 million in the three months ended July 31, 2021. Costs increased 9% in the three months ended July 31, 2022 to $3.6 million compared to $3.3 million for the three months ended July 31, 2021. Costs were 41% of segment total revenues in the three months ended July 31, 2022, as compared to 36% of segment total revenues in the three months ended July 31, 2021. Expenses increased 11% in the three months ended July 31, 2022 to $3.3 million compared to $3.0 million in the three months ended July 31, 2021. Expenses were 37% of segment total revenues in the three months ended July 31, 2022, as compared to 32% of segment total revenues in the three months ended July 31, 2021. There was an operating income of $2.0 million in the three months ended July 31, 2022 compared to an operating income of $3.0 million in the three months ended July 31, 2021.

Aerospace Products:

Revenue decreased 25% to $6.3 million in the three months ended July 31, 2022, compared to $8.4 million in the three months ended July 31, 2021. The decrease in revenue was primarily due to a decrease in aircraft modification business of $2.0 million. Costs decreased by 20% in the three months ended July 31, 2022 to $4.8 million compared to $6.0 million for the three months ended July 31, 2021. Costs were 76% of segment total revenue in the three months ended July 31, 2022, as compared to 72% of segment total revenue in the three months ended July 31, 2021. Expenses increased 38% in the three months ended July 31, 2022 to $1.9 million compared to $1.4 million in the three months ended July 31, 2021. Expenses were 30% of segment total revenue in the three months ended July 31, 2022, as compared to 16% of segment total revenue in the three months ended July 31, 2021. There was an operating loss from Aerospace Products of $386 in the three months ended July 31, 2022 compared to an operating income of $1.0 million in the three months ended July 31, 2021.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of July 31, 2022, our backlog totaled approximately $23.0 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Butler National companies, Avcon Industries, Inc., Butler National Tempe, and Butler Avionics, in Aerospace Products concentrate on Learjet, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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